MOORE & ASSOCIATES, CHARTERED

 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

November 19, 2008

Securities and Exchange Commission
1010 F Street, NE
Washington, DC 20549

Re: 310 Holdings, Inc.

Dear Sirs:

We have read the statements of 310 Holdings, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated as of November 18, 2008 and with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered.
Las Vegas, Nevada